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                                                                   EXHIBIT 10.18


                         INTELLECTUAL PROPERTY TRANSFER
                                       AND
                          CONSULTING SERVICES AGREEMENT

        This Intellectual Property Transfer and Consulting Services Agreement ("Agreement") is entered into as of March 31, 2000 (the "Effective Date"), by and between Informatica Corporation, a Delaware corporation ("Informatica"), and PricewaterhouseCoopers LLP, a registered Delaware limited liability partnership ("PwC").

        1.     Transfer of Intellectual Property; License to Informatica.

               1.1 Subject to the terms and conditions of this Agreement, at the Closing, PwC agrees to transfer, assign and convey to Informatica all right, title and interest in and to the following: (i) the Q-manufacturing software and related materials described on Exhibit A-1 hereto (the "Q-Manufacturing IP"); and (ii) the HR templates and other intellectual property described on Exhibit A-2 hereto (the "HR IP"). The Q-Manufacturing IP and the HR IP are collectively referred to herein as the "Transferred IP."

               1.2 The transfer of the Transferred IP provided for in Section
1.1 above includes the transfer, assignment and conveyance by PwC to Informatica of all intellectual property and proprietary rights relating solely to the Transferred IP, including (without limitation) all patents, patent rights, patent applications, copyrights, copyright applications, trade secrets, trade secret rights and other rights to know-how, trademarks, trade names and service marks. PwC agrees to execute all assignments and other instruments reasonably requested by Informatica to effect and perfect the foregoing transfer of intellectual property and proprietary rights or to permit Informatica to obtain patents, copyrights or other intellectual property rights with respect thereto.

               1.3 At or prior to the Closing (as defined below), PwC shall deliver the Transferred IP to Informatica. Software elements of the Transferred IP shall be delivered in object and source code form, including machine-readable copies of each. In addition to the foregoing deliveries of the software elements of the Transferred IP, PwC shall simultaneously deliver to Informatica all source listings and annotations, flow charts, specifications and other technical descriptions, documentation, installation, maintenance and user manuals, engineering notebooks, test programs, test data and test results solely relating to the Transferred IP.

               1.4 PwC shall not retain any copies (including electronic copies) of any of the software or materials transferred to Informatica pursuant to
Section 1.3 above, except such copies of such software (in object code form only) and materials as are reasonably necessary to permit PwC to exercise its license rights pursuant to Section 4 below. Except as expressly authorized in
Section 3.9 and Section 4 below, PwC shall not

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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engage in or authorize any act that would constitute an infringement or misappropriation of any intellectual property or proprietary rights relating to the Transferred IP.

               1.5 Effective at the Closing Date and subject to Section 1.6, to the extent PwC is not otherwise restricted from doing so, PwC hereby grants to Informatica a non-exclusive, fully-paid, perpetual, irrevocable, worldwide right to use, display, perform, distribute, modify, sublicense, make and sell products based on, and prepare derivative works based upon the Licensed Assets. For purposes of this Section 1.5, the "Licensed Assets" shall mean any and all software, object code, source code and related documentation, know-how, processes and other intangible assets which (i) are not included in the Transferred IP, (ii) are necessary for the utilization of the Transferred IP or are embedded in the Transferred IP, and (iii) are owned by PwC.

               1.6 The Licensed Assets that are licensed to Informatica by PwC hereunder are licensed on an "as is" basis without any representations or warranties of any kind whatsoever, and PwC expressly disclaims the implied warranties of merchantability, non-infringement and fitness for a particular purpose. Informatica acknowledges that it is assuming all risks and responsibilities for its use of the Licensed Assets licensed hereunder.

               1.7 Effective at the Closing Date and subject to Section 1.8, to the extent PwC is not otherwise restricted from doing so, PwC shall grant to Informatica a non-exclusive, fully-paid, perpetual, irrevocable, worldwide right to use, display, perform, distribute, modify, sublicense, make and sell products based on, and prepare derivative works based upon the Licensed Intellectual Property. For purposes of this Section 1.7, the "Licensed Intellectual Property" shall mean any know-how and processes which (i) are owned by PwC, and (ii) are embedded by the PwC Consultants (as defined below) in any products, "works for hire" or other intellectual property of Informatica pursuant to the performance of the consulting services by the PwC Consultants as provided for in Section 3.

               1.8 The Licensed Intellectual Property that is licensed to Informatica by PwC hereunder is licensed on an "as is" basis without any representations or warranties of any kind whatsoever, and PwC expressly disclaims the implied warranties of merchantability, non-infringement and fitness for a particular purpose. Informatica acknowledges that it is assuming all risks and responsibilities for its use of the Licensed Intellectual Property licensed hereunder.

        2.     Consideration.

               2.1 In consideration of the transfer by PwC to Informatica of the Transferred IP and of PwC's commitment to provide the consulting services set forth in Section 3 below, at the Closing Informatica will issue to PwC 409,138 shares of Informatica's Common Stock (the "Shares"). The foregoing number of shares shall be subject to adjustment for stock splits, stock dividends and other recapitalizations of Informatica's Common Stock occurring on or after March 7, 2000 and on or prior to the

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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Closing. Subject to compliance with applicable securities laws, PwC shall be entitled to transfer a portion of the Shares (in an amount to be determined by PwC) to Concept Information Systems, Inc. ("CIS"). CIS shall take and hold any transferred Shares subject to all rights and restrictions applicable thereto, including without limitation, piggyback registration rights in accordance with
Section 2.2.

               2.2 The Shares will not be registered under the Securities Act of 1933, as amended (the "Act"), or qualified under any state securities laws. PwC, including any transferee of PwC, shall have piggyback registration rights with respect to the Shares pursuant to a Registration Rights Agreement between PwC and Informatica the same date hereof, (the "Rights Agreement"), a copy of which is attached hereto as Exhibit B, subject to PwC (and any such transferee) agreeing to be bound by all terms of the Rights Agreement applicable to such rights. Except for restrictions on transfer pursuant to applicable securities laws and as set forth in the Rights Agreement, the Shares will not be subject to restrictions on transfer or resale.

        3.     Consulting Services.

               3.1 Prior to the Closing, Informatica will make offers of employment to the six (6) PwC employees who are members of PwC's Q-manufacturing team and whose names are set forth on Exhibit C attached hereto. In the event two (2) or more of such PwC employees decline the employment offer from Informatica, PwC shall provide to Informatica consulting services of a number of full-time equivalent employees of PwC, who shall be agreed upon by PwC and Informatica prior to the Closing, with like skills for a period of two (2) years following the Closing, such that the total of the number of such employees and the number of PwC employees who have accepted the foregoing offers of employment equals five (5). Such PwC employees (other than those who accept employment with Informatica) shall provide consulting services to Informatica as provided in
Section 3.5 below, and each such employee shall be deemed to be a PwC Consultant (as defined below).

               3.2 PwC will cause three (3) PwC employees, who are members of PwC's HR services team and who shall be agreed upon by PwC and Informatica prior to the Closing, to provide consulting services pursuant to and in accordance with Section 3.5 to Informatica for a period of one (1) year following the Closing.

               3.3 PwC will cause six (6) PwC employees, who are members of PwC's CRM services team and who shall be agreed upon by PwC and Informatica prior to the Closing, to provide consulting services pursuant to and in accordance with Section 3.5 to Informatica for a period of two (2) years following the Closing.

               3.4 PwC will cause two (2) PwC employees with data warehousing skills, who shall be agreed upon by PwC and Informatica prior to the Closing, to provide consulting services pursuant to and in accordance with Section 3.5 to Informatica for a period of one (1) year. The commencement of the one-year period shall be agreed upon

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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by PwC and Informatica prior to the Closing, but shall in no event commence more than thirty (30) days following the Closing.

               3.5 The PwC employees referred to in Sections 3.1 (if applicable), 3.2, 3.3, and 3.4 above are hereinafter referred to as the "PwC Consultants." PwC shall cause the PwC Consultants to devote all of their working time and efforts (which in any event shall be full-time employment) to consulting projects in their respective areas of expertise as reasonably requested by Informatica; provided, however, the PwC Consultants shall be entitled to attend PwC training and meetings. PwC shall have the right to substitute another PwC employee for such PwC Consultant, subject to the reasonable approval of Informatica. PwC shall give Informatica 90 days prior written notice- in the event that a PwC Consultant will cease to be available to provide such consulting services, provided, however, such 90 day written notice requirement shall not apply in the event the PwC Consultant resigns or is terminated by PwC in which case notice will be given by PwC as soon as practicable. The services performed by the PwC Consultants shall be performed in accordance with the terms and conditions set forth on Exhibit D attached hereto and incorporated herein by this reference. Informatica acknowledges that the PwC Consultants are going to be performing the services under Section 3 under the supervision and control of Informatica. As a result, but subject to Section 11.1(e) below, PwC shall not be responsible for and makes no representations or warranties with respect the performance of the services by the PwC Consultants.

               3.6 PwC shall be responsible for all compensation and benefits to be paid to the PwC Consultants. Without limiting the generality of the foregoing, (i) no PwC Consultant shall be eligible to participate in any of Informatica's stock option, stock purchase or other employee benefit plans, fringe benefit programs, life or disability insurance programs or similar plans or programs, and (ii) Informatica shall not provide workers' compensation, disability insurance, Social Security or unemployment compensation coverage or any other statutory benefits to any PwC Consultant. PwC shall comply, at its expense, with all laws, rules and regulations relating to the matters referenced in the foregoing clause (ii) with respect to the PwC Consultants and with all other laws, rules and regulations relating to the terms and conditions of employment of the PwC Consultants.

               3.7 In the event that any PwC Consultant or any PwC employee hired by Informatica pursuant to Section 3.1 above ceases to be available to Informatica on a full-time basis during the applicable period following the Closing (which will be deemed to be a one (1) year period in the case of any PwC employee hired by Informatica), or if Informatica reasonably determines that the services being provided to Informatica by such individual are not satisfactory, PwC shall promptly provide a substitute reasonably acceptable to Informatica for the remainder of the applicable time period.

               3.8 Informatica will have sole and exclusive ownership of and all right, title and interest in and to all software and other works of authorship, designs, specifications, trade secrets and other know-how, inventions (whether or not patentable)

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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and other technology and/or technical or business information developed, conceived or reduced to practice by the PwC Consultants pursuant to the services performed hereunder during the applicable periods during which they are providing services to Informatica hereunder. The foregoing Informatica ownership rights include sole and exclusive ownership of all patents, copyrights, trade secret rights, trademarks, trade names, service marks and other intellectual property and proprietary rights covering the foregoing subject matter. Notwithstanding the foregoing, (i) PwC's administrative working papers; including administrative papers, such as work plans, time sheets and so on ("PwC Work Papers"), and PwC's Confidential Information (as defined below) shall belong exclusively to PwC, and (ii) the ideas, concepts, know-how, techniques, inventions, discoveries, improvements and other information generally relating to information processing, telecommunications or business process re-engineering or design, developed during the course of this Agreement by the PwC Consultants, may be used by either party, without an obligation to account, in any way it deems appropriate, including without limitation by or for its clients or customers, notwithstanding any provision in this Agreement to the contrary; provided, however, that the foregoing shall not be deemed to grant PwC any rights or licenses in respect of Informatica's patents or copyrights or to relieve PwC from its obligations under Section 12.1 hereunder. PwC Work Papers shall not include lab notebooks and other materials that include any intellectual property of Informatica which is developed, improved, modified or enhanced as a result of the services performed pursuant to section 3 herein.

               3.9 Notwithstanding anything to the contrary herein, PwC shall retain the right to (i) develop for its clients products and capabilities that are similar to or competitive with the Transferred IP and any products and capabilities developed, modified, enhanced or improved hereunder, (ii) work with third parties to develop products and/or capabilities that may be competitive with Informatica's products or services. Notwithstanding the foregoing, except as permitted pursuant to Section 4.1, in no event shall (x) PwC make any use of any of Informatica's patents, copyrights, trade secrets or other intellectual property or proprietary rights, including the Transferred IP, and (y) a particular PwC Consultant participate, directly or indirectly, in any such PwC development efforts during the applicable period during which such PwC Consultant is providing services to Informatica hereunder. Following the applicable period during which a PwC Consultant is providing services to Informatica hereunder, PwC shall not be prohibited from utilizing Residual Information (as defined below) of PwC and/or such PwC Consultant; provided, however, that the foregoing shall not be deemed to grant PwC any rights or licenses in respect of Informatica's patents or copyrights or to relieve PwC from its obligations under Section 12.1 hereunder. "Residual Information" shall mean information that is both (a) obtained by PwC and/or the PwC Consultants as a result of performing consulting services for Informatica hereunder, and (b) retained in the unaided memories (and not memorialized or otherwise recorded in writing or other tangible or electronic form) of the PwC Consultants or other PwC personnel and not memorized by them for the purpose of utilizing such information.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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               3.10 For up to 60 days following the Closing, Informatica shall make * * * available to PwC to perform certain services in connection with PwC's service obligations to * * * (the "* * * Services"). It is agreed that during such period, * * * shall devote up to 50% of her time working on the * * * Services. PwC shall pay Informatica for such services an amount equal to Informatica's cost of providing such services.

        4.     License to PwC.

               4.1 Effective as of the Closing and the transfer of the Transferred IP to Informatica, and subject to the limitations set forth in this
Section 4, Informatica hereby grants to PwC a non-exclusive, non-transferable (except to a PwC successor), fully-paid, perpetual license, to use the Q-Manufacturing IP in connection with (i) training and demonstration purposes,
(ii) PwC's internal business purposes, (iii) the performance of implementation and other consulting services for PwC's clients. PwC shall not (i) retain, be provided or have access to any source code or source code listings for the Q-Manufacturing IP, or (ii) disassemble, decompile or reverse engineer the object code form of the Q-Manufacturing IP or otherwise attempt to derive the source code form thereof. PwC shall not have the right to use the Q-Manufacturing IP to develop a product for general release. PwC shall not make the Q-Manufacturing IP available, in whole or in part, to any PwC client or any other person or entity for any purpose other than training and demonstration purposes.

               4.2 Effective as of the Closing and the transfer of the HR IP to Informatica, and subject to the limitations set forth in this Section 4, Informatica hereby grants to PwC a non-exclusive, non-transferable (except to a PwC Successor), fully-paid, perpetual license, to use, display, perform, distribute, modify, enhance, sublicense, make and sell products based on and prepare derivative works based upon the HR IP in connection with (i) training and demonstration purposes, (ii) PwC's internal business purposes, (iii) the performance of implementation and other consulting services for PwC's clients, and (iv) building custom solutions ("Custom Solution") for PwC's clients (including embedding the HR IP therein) so long as PwC adds significant value to the HR IP in connection with building a Custom Solution. Without limiting the generality of the foregoing, PwC shall have the right to develop, modify, improve, enhance, and prepare derivative works based upon the HR IP (the "Enhanced IP") in connection with building Custom Solutions. PwC shall have the right to sublicense the use of the HR IP and the Enhanced IP to any client for which PwC builds a Custom Solution. PwC shall have the right (i) to be provided or have access to any source code listing for the HR IP, and (ii) to disassemble, decompile or reverse engineer the object code form of the HR IP or otherwise derive the source code form thereof, in each case for purposes of exercising PwC's rights under this Section 4.2. Notwithstanding the foregoing, PwC shall not have the right to use the HR IP to develop a product for general release.

               4.3 The Transferred IP that is licensed to PwC by Informatica hereunder is licensed on an "as is" basis without any representations or warranties of any

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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kind whatsoever, and Informatica expressly disclaims the implied warranties of merchantability, non-infringement and fitness for a particular purpose. PwC acknowledges that it is assuming all risks and responsibilities for its use of the Transferred IP licensed hereunder.

        5.     Intentionally Left Blank

        6.     Assumed Obligations.

               6.1 Subject to the terms and conditions hereof, as of the Closing Date, pursuant to an Assignment and Assumption Agreement, PwC shall assign and transfer and Informatica shall assume the obligations set forth on Exhibit E (the "Assumed Obligations"). Notwithstanding anything to the contrary contained herein, (i) Informatica is not assuming, and the Assumed Obligations shall not include, any liabilities that have arisen or accrued prior to the Closing, and
(ii) Informatica will only be responsible for, and the Assumed Obligations shall only include, liabilities that have been accurately and completely set forth on Exhibit E.

               6.2 PwC will be solely responsible for obtaining any necessary customer or other third-party consents to Informatica's assumption of the Assumed Obligations. PwC will be responsible for performing the CIS Obligations and any and all Q-Liabilities that are not Assumed Obligations.

        7.     Joint Marketing Obligations.

               7.1 Exhibit F attached hereto sets forth the parties' joint marketing obligations. Except as otherwise set forth on Exhibit F, such obligations shall remain in effect for a period of two (2) years following the Closing.

               7.2 For a period of one (1) year following October 1, 2000, PwC will be Informatica's preferred systems integrator for Informatica's eCRM, eBusiness Operations, and eProcurement application suites (collectively, the "Informatica Products"), which may also include: (i) the product currently known as "Q-Manufacturing" which is being transferred to Informatica hereunder as part of the Transferred IP and any enhancements, modifications, upgrades, improvements or derivative works relating thereto, and (ii) any products developed, enhanced, improved, upgraded or modified and any derivative works incorporating the HR templates included within the Transferred IP, and (iii) any products developed, enhanced, improved, upgraded or modified and any derivative works incorporating the CRM content on the following terms and conditions. In connection therewith:

                    7.2.1. In the event that Informatica intends to undertake a project that will require third-party implementation of an Informatica Product, Informatica will give PwC notice thereof as soon as practicable to permit PwC to submit a proposal to Informatica's client;

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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                    7.2.2. PwC shall have the right to decline to submit a
proposal to Informatica's client, in PwC's sole discretion;

                    7.2.3. In the event that PwC timely submits a proposal, Informatica will communicate to its client that PwC is Informatica's preferred implementor for the applicable Informatica Product; and

                    7.2.4. Informatica's client shall have the sole discretion whether or not to accept PwC's proposal, and Informatica shall have no liability to PwC or restrictions on Informatica's ability to work with such client in the event that such client rejects PwC's proposal.

               7.3 PwC and Informatica shall amend the Reseller Agreement currently in place between the parties to provide for PwC to be a reseller of the Transferred IP and any new products developed pursuant to or in connection with the services performed under Section 3. The parties will negotiate in good faith the terms of such amended Reseller Agreement. In connection therewith, so long as the Reseller Agreement is in effect, PwC shall be entitled to resell Informatica products at the same or a lower price as that offered to other sales agents (resellers) or customers of Informatica who agree to similar terms with respect to volume, minimums, term and other material provisions.

        8. Representations and Warranties of PwC. PwC represents and warrants to Informatica as follows:

               8.1 PwC is a limited liability partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. PwC has all necessary partnership power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary partnership action on the part of PwC. This Agreement constitutes the legal, valid and binding obligation of PwC, enforceable against PwC in accordance with its terms.

               8.2 PwC owns all right, title and interest in and to the Transferred IP, and no other person or entity possesses any ownership rights with respect thereto. The Transferred IP and the reproduction, use and distribution thereof do not infringe, misappropriate or violate the copyrights, trade secret rights, trademarks, trade names, service marks or other intellectual property or proprietary rights or, to the knowledge of PwC, the patents of any person or entity anywhere in the world. PwC has not received any communication from any third party alleging any such infringement, misappropriation or violation.

               8.3 Exhibit G attached hereto lists all licenses and other rights that PwC has granted to any person or entity in respect of the Transferred IP. PwC represents and warrants that Exhibit G is accurate and complete and that PwC has provided to Informatica true and complete copies of all written agreements, and accurate and

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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complete summaries of all non-written arrangements, granting any such licenses or other rights.

               8.4 Except for the possible transfer to CIS contemplated in
Section 2.1 and any assignment of Shares made in connection with the anticipated restructuring of PwC (the "Restructuring"), which in any event shall comply with all applicable securities laws, the Shares will be acquired for investment for PwC's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and PwC has no present intention of selling, granting any participation in, or otherwise distributing the same.

               8.5 PwC believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the Shares hereunder.

               8.6 PwC acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares.

               8.7 PwC is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

               8.8 PwC understands that the Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Informatica in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in certain limited circumstances. In this connection, PwC represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

               8.9 Without in any way limiting the representations set forth above, PwC further agrees not to make any disposition of all or any portion of the Shares unless and until:

                      (a) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

                      (b) (i) PwC shall have notified Informatica of the proposed disposition and shall have furnished Informatica with a detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by Informatica, PwC shall have furnished Informatica with an opinion of counsel reasonably satisfactory to Informatica that such disposition will not require registration of such Shares under the Act. It is agreed that Informatica will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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               8.10 It is understood that the certificates evidencing the Shares shall bear the following legend: "These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act."

        9. Representations and Warranties of Informatica. Informatica represents and warrants to PwC as follows:

               9.1 Informatica is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Informatica has all necessary corporate power and authority to enter into this Agreement and perform its obligations hereunder. The execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of Informatica. This Agreement constitutes the legal, valid and binding obligation of Informatica, enforceable against Informatica in accordance with its terms.

               9.2 The Shares have been duly authorized and, when issued in accordance with the terms of this Agreement for the consideration set forth herein, will be validly issued, fully-paid and nonassessable.

               9.3 Informatica has filed all reports required to be filed by it with the SEC pursuant to the Act and the Securities Exchange Act of 1934, as amended (all such reports and amendments thereto, collectively, the "SEC Reports"). None of the SEC Reports, as of their respective dates (as amended through the date hereof), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the balance sheets (including the related notes) included in the SEC Reports fairly presents the consolidated financial position of Informatica and its subsidiaries as of the date thereof, and the other related statements (including the related notes) included therein fairly present the results of operations and the changes in cash flows of Informatica and its subsidiaries for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein and subject, in the case of the unaudited interim financial statements, to (i) normal year end adjustments which would not in the aggregate be material in amount or effect and (ii) the permitted exclusion of all footnotes that would otherwise be required by GAAP.

        10.    Closing; Conditions to Obligations to Close.

               10.1 The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Morrison & Foerster LLP, 755 Page Mill Road, Palo Alto, CA 94304, at 11:00 a.m., on the earliest practicable date when all of the conditions to closing set forth in this Section 10 shall have been satisfied or duly waived.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.


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               10.2   At the Closing:

                      (a) To the extent PwC has not already done so, PwC will deliver to Informatica the Transferred IP and the materials, assignments and instruments referenced in Sections 1.2 and 1.3 above;

                      (b) Informatica will deliver to PwC a stock certificate, registered in PwC's name, representing the Shares.

                      (c) Informatica and PwC will execute an Assignment and Assumption Agreement with respect to Informatica's assumption of the Assumed Obligations; and

                      (d) PwC will execute a Bill of Sale transferring the Transferred IP to Informatica.

               10.3 PwC's obligations to effect the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

                      (a) The representations and warranties of Informatica contained in this Agreement shall have been true and correct on and as of the Effective Date and shall be true and correct in all material respects as of the Closing.

                      (b) Informatica shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Informatica on or before the Closing, including (without limitation) those under Section 10.2 above.

                      (c) Informatica shall have delivered to PwC a certificate executed by an authorized officer stating that the conditions specified in subsections (a) and (b) of this Section 10.3 have been fulfilled.

                      (d) PwC (and its transferees) shall have been granted piggyback registration rights as contemplated by Section 2.2 above.

                      (e) Informatica and PwC shall have reached agreement on all matters specified in Section 3 above relating to the consulting services to be provided by PwC to Informatica hereunder.

                      (f) There shall be no litigation or proceeding pending or threatened to restrain or invalidate the purchase of the Transferred IP or the other transactions contemplated hereby which would, in the judgment of PwC, made in good faith, involve unreasonable expense or lapse of time that would be materially adverse to the interests of PwC.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                      (g) All consents, approvals and waivers from third parties and government agencies required in connection with the transactions contemplated hereby shall have been obtained.

               10.4 Informatica's obligations to effect the Closing are subject to the fulfillment or waiver on or before the Closing of each of the following conditions:

                      (a) The representations and warranties of PwC contained in this Agreement shall have been true and correct on and as of the Effective Date and shall be true and correct in all material respects as of the Closing.

                      (b) PwC shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by PwC on or before the Closing, including (without limitation), those under Section 10.2 above.

                      (c) PwC shall have delivered to Informatica a certificate executed by an authorized officer/partner stating that the conditions specified in subsections (a) and (b) of this Section 10.4 have been fulfilled.

                      (d) Informatica shall have obtained all authorizations, approvals or permits, if any, of any governmental authority or regulatory body required for the lawful issuance of the Shares to PwC pursuant to this Agreement.

                      (e) Informatica and PwC shall have reached agreement on all matters specified in Section 3 above relating to the consulting services to be provided by PwC to Informatica hereunder.

                      (f) At least three (3) of the PwC employees listed on Exhibit C attached hereto shall have accepted (and shall not have revoked) Informatica's offers of employment, as contemplated by Section 3.1 above.

                      (g) There shall be no litigation or proceeding pending or threatened to restrain or invalidate the sale and purchase of the Transferred IP or the other transactions contemplated hereby which would, in the judgment of Informatica, made in good faith, involve unreasonable expense or lapse of time that would be materially adverse to the interests of Informatica.

                      (h) All consents, approvals and waivers from third parties and government agencies required in connection with the transactions contemplated hereby shall have been obtained.

        11.    Indemnification.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

               11.1 PwC hereby agrees to indemnify, defend and hold harmless Informatica and each of its directors, officers, employees, affiliates, agents and shareholders (the "Informatica Indemnitees") from and against:

               (a) any and all losses, damages, liabilities, obligations and costs which an Informatica Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from any breach or inaccuracy of any representation, warranty, agreement or covenant of PwC set forth in this Agreement (provided that for purposes of this Section 11, PwC's representation and warranty in Section 8.2 above regarding non-infringement of patents shall be deemed not to be qualified by reference to PwC's knowledge);

               (b) any and all losses, damages, liabilities, obligations and costs which an Informatica Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from any matter arising before the Closing Date relating to the use or ownership of the Transferred IP, other than the Assumed Obligations;

               (c) any and all losses, damages, liabilities, obligations and costs which an Informatica Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from PwC's failure to perform any liabilities or obligations relating to the Transferred IP, other than the Assumed Obligations;

               (d) any and all losses, damages, liabilities, obligations and costs which an Informatica Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from death or bodily injury or the damage to or loss or destruction of any real or tangible personal property to the extent arising out of PwC's negligence or willful misconduct in the performance of this Agreement;

               (e) any and all losses, damages, liabilities, obligations and costs which an Informatica Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from the negligence or willful misconduct of any of the PwC Consultants in performing the services contemplated under Section 3, except to the extent such negligence or willful misconduct is at the direction and under the control of Informatica; and

               (f) any and all fees, costs and expenses of any kind related thereto, including, without limitation, any and all reasonable attorneys' fees.

               11.2 Informatica hereby agrees to indemnify, defend and hold harmless PwC and each of its directors, officers, employees, affiliates, agents and partners (the "PwC Indemnitees") from and against:

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

               (a) any and all losses, damages, liabilities, obligations and costs which a PwC Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from any breach or inaccuracy of any representation, warranty, agreement or covenant of Informatica set forth in this Agreement;

               (b) any and all losses, damages, liabilities, obligations and costs which a PwC Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from any matter arising on or after the Closing Date relating to the use or ownership of the Transferred IP, except to the extent that such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from any breach or inaccuracy of any representation, warranty, agreement or covenant of PwC set forth in this Agreement;

               (c) any and all losses, damages, liabilities, obligations and costs which a PwC Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from Informatica's failure to perform the Assumed Obligations;

               (d) any and all losses, damages, liabilities, obligations and costs which a PwC Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from death or bodily injury or the damage to or loss or destruction of any real or tangible personal property to the extent arising out of Informatica's negligence or willful misconduct in the performance of this Agreement;

               (e) any and all losses, damages, liabilities, obligations and costs which a PwC Indemnitee may suffer or incur, insofar as such losses, damages, liabilities, obligations or costs (or actions or claims in respect thereof) arise out of, are based upon or result from the actions or omissions of any of the PwC Consultants (but excluding any acts or omissions constituting negligence or willful misconduct except to the extent such negligence or willful misconduct is at the direction and under the control of Informatica) in performing the services contemplated under Section 3 while such PwC Consultants are under the direction and control of Informatica; and

               (f) any and all fees, costs and expenses of any kind related thereto, including, without limitation, any and all reasonable attorneys' fees.

        11.3   Notice and Defense Procedures.

               (a) Whenever any claim shall arise or any proceeding shall be instituted involving any party entitled to indemnification under this Section 11 (the "Indemnified Party"), the Indemnified Party shall promptly notify in writing the party from whom indemnification

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

hereunder is sought (the "Indemnifying Party"), including, when known, the facts constituting the basis for such claim or proceeding and the amount or an estimate of the amount of the indemnified liability arising therefrom. In addition, each party hereto hereby agrees to provide to the other party written notification and copies of communication from third parties received or made by such parties relating to any matter subject to any indemnification hereunder. Any failure by the Indemnified Party to timely furnish to the Indemnifying Party any notice or copy required to be furnished under this Section 11.3 shall not relieve any such Indemnifying Party from any liability that it may have to the Indemnified Party under this Section 11 except to the extent that the Indemnifying Party's ability to defend such claim is materially prejudiced by the failure to give such notice or copies.

               (b) In connection with any claim giving rise to indemnity hereunder arising out of any claim or legal proceeding brought by any person who is not an Indemnified Party, the Indemnifying Party shall be entitled, upon written notice to the Indemnified Party, to participate in the defense of such action and to assume control of such defense; provided, however, that:

                      (i) the Indemnified Party shall be entitled to participate in (but not control) the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim;

                      (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim, which approval shall not be unreasonably withheld except that it shall not be unreasonable to withhold approval if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief, or damages in excess of the limitations set forth in Section 11.4 hereof, would be imposed against the Indemnified Party;

                      (iii) the Indemnifying Party shall not consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to each Indemnified Party of a release from liability in respect of such claim; and

                      (iv) the Indemnifying Party shall not be entitled to control, but shall be entitled to participate at its own expense in the defense of, and the Indemnified Party shall be entitled to have sole control at its own expense over, the defense or settlement of any claim to the extent the claim seeks an order, injunction or other equitable relief against the Indemnified Party which, if successful, could, in the sole judgment of the Indemnified Party, materially interfere with the business, operations, assets, condition or prospects of the Indemnified Party, provided, the Indemnified Party shall give notice to the Indemnifying Party of such judgment and assumption of control as provided in Section 11.3(c) hereof.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

               (c) If the Indemnifying Party does not assume control of the defense of such claims as provided in Section 11.3(b), the Indemnified Party shall have the right to defend such claim in any manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party will promptly reimburse the Indemnified Party thereof in accordance with this Section 11. The reimbursement of fees, costs and expenses required by this Section 11 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

        11.4   Limitations.

               (a) Any other provision hereof to the contrary notwithstanding, the maximum aggregate amount of indemnification which may be required of PwC or Informatica under this Section 11 shall not exceed $15,000,000.

               (b) Any other provision hereof to the contrary notwithstanding, neither PwC nor Informatica shall have any liability for indemnification pursuant to this Section 11 unless and until the aggregate amount of the losses, liabilities, damages, and costs actually incurred by the PwC Indemnitees or the Informatica Indemnitees, as applicable exceeds $100,000, at which point the applicable Indemnifying Party shall be responsible for all such losses, liabilities, damages and costs.

               (c) Any other provision hereof to the contrary notwithstanding, the parties agree that the representations and warranties of the parties contained in this Agreement and in any certificates delivered pursuant to this Agreement shall survive for a period of two years after the Closing Date, regardless of any investigation made by either party prior to the date hereof or prior to the Closing Date; provided, however, the representations and warranties set forth in Sections 8.2 and 8.3 above which shall survive for the duration of the applicable statute of limitations, except that any representations and/or warranties set forth in Sections 8.2 and 8.3 relating to patents (the "Patent Representations") shall expire on the third anniversary of the Closing. Informatica and PwC shall only be entitled to indemnification under Section 11.1 or Section 11.2 if a written notice describing the claim for which indemnification is sought is signed by an authorized officer of Informatica or PwC, as the case may be, and is submitted to PwC or Informatica, as the case may be, (i) not later than two years following the Closing Date with respect to all claims other than those specifically set forth in subsection 11.4(c)(ii) or 11.4(c)(iii) herein, (ii) the expiration of the applicable statute of limitations in the case of claims for breach of Section 8.2 or 8.3 above other than claims for breach with respect to the Patent Representations, or (iii) not later than the third anniversary of the Closing in the case of claims for breach of the Patent Representations. Any claim for indemnification pursuant to Section
11.1 or Section 11.2 not made prior to the expiration of the applicable period shall be extinguished, and all representations and warranties with respect to which no claim is made prior to the expiration of the applicable period shall expire and be of no further force and effect.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

               (d) Except for the limited warranties set forth in this Agreement, NEITHER PWC NOR INFORMATICA MAKES ANY OTHER WARRANTY OR CONDITION OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AND PWC AND INFORMATICA EACH HEREBY DISCLAIMS THE IMPLIED WARRANTIES OR CONDITIONS OF SATISFACTORY QUALITY, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND NONINFRINGEMENT.

               (e) IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, PUNITIVE, EXEMPLARY OR SPECIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING BUT NOT LIMITED TO ANY DAMAGES ARISING OUT OF OR IN CONNECTION WITH ANY MALFUNCTIONS, DELAYS, LOSS OF DATA OR LOSS OF PROFITS, INTERRUPTION OF SERVICE OR LOSS OF BUSINESS OR ANTICIPATORY PROFITS, HOWEVER ARISING, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

               (f) Notwithstanding any provisions herein to the contrary, neither party shall have any monetary liability or any other liability to the other party for misrepresentation, breach of representation or warranty or failure to fulfill any covenant or agreement to be performed at, prior to or following the Closing Date, except pursuant to this Section 11.

        11.5   Arbitration.

               (a) Except as set forth in Section 11.5(e) herein, any dispute relating to this Agreement hereof shall be finally settled by binding arbitration in accordance within the commercial arbitration rules of the American Arbitration Association ("AAA"). The arbitration proceeding, including the rendering of an award, shall take place in New York, New York, and shall be administered by the AAA. The arbitrators shall not award punitive, exemplary or consequential damages.

               (b) The arbitral tribunal shall be appointed within thirty (30) days of the notice of the dispute and shall consist of three (3) arbitrators, one of whom shall be appointed by PwC, one by Informatica, as applicable, and the third, jointly, by both Informatica and PwC; provided, however, if Informatica and PwC do not select the third arbitrator within such thirty-day period, such arbitrator shall be chosen by the AAA as soon as practicable following notice to the AAA by the parties of their inability to choose such third arbitrator.

               (c) The award of any such arbitral tribunal shall be final except as otherwise provided by the laws of the State of Delaware and the federal laws of the United States to the extent applicable. Judgment upon such award may be entered by the prevailing party in any court having jurisdiction.

               (d) The award of the arbitral tribunal may be alternatively or cumulatively for monetary damages, an order requiring the performance of non-mandatory obligations

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

(including specific performance) or any other appropriate order or remedy, including without limitation, injunction and specific performance. The arbitral tribunal may issue interim awards and order any provisional measures which should be taken to preserve the respective rights of either party.

               (e) Notwithstanding any other provision in this Agreement, any party may seek and obtain injunctive and other equitable relief from a court of competent jurisdiction for any breach of Section 12.1 of this Agreement.

        12.    Miscellaneous.

               12.1 Without the prior written consent of the other party, except as permitted herein, neither party will disclose or reveal to any third person any confidential, non-public or commercially valuable information ("Confidential Information") concerning the other party or its business to which such party was exposed in connection with this Agreement, other than to PwC's and Informatica's respective subcontractors and to each other's employees on a need-to-know basis. Each party shall use Confidential Information of the other party which is disclosed to it only for the purposes of this Agreement. If disclosure of such Confidential Information is required under provisions of any law or court order, the party required to make the disclosure will notify the other party of the obligation to make such disclosure sufficiently in advance of the disclosure that such party will have a reasonable opportunity to object. Each party agrees to take measures to protect the confidentiality of the other party's Confidential Information that, in the aggregate, are no less protective than those measures it uses to protect the confidentiality of its own Confidential Information, but at a minimum, each party shall take reasonable steps to advise their employees (and its subcontractors) of the confidential nature of the Confidential Information and of the prohibitions on copying or revealing such Confidential Information contained herein. PwC and Informatica each agree to require that the other party's Confidential Information be kept in a reasonably secure location. Neither party will be liable to the other for inadvertent or accidental disclosure of Confidential Information if the disclosure occurs notwithstanding the party's exercise of the same level of protection and care that such party customarily uses in safeguarding its own confidential information.

        Notwithstanding anything to the contrary contained in this Agreement, neither party shall be obligated to treat as confidential, or otherwise be subject to the restrictions on use, disclosure or treatment contained in this Agreement for, any information disclosed by the other party (the "Disclosing Party") which: (1) is rightfully known to the recipient prior to its disclosure by the Disclosing Party; (2) is generally known or easily ascertainable by non-parties of ordinary skill in computer or process design or programming or in the business of Informatica; (3) is released by the Disclosing Party to any other person, firm or entity (including governmental agencies or bureaus) without restriction; (4) is independently developed by the recipient without any reliance on the Disclosing Party's confidential information; or (5) is or later becomes publicly available

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

without violation of this Agreement or may be lawfully obtained by a party from any nonparty.

        Without limiting the restrictions on PwC contained in this Section 12.1, PwC may refer to this engagement as an experience citation with its clients and prospects.

               12.2 Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any transferees of the Shares). This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, PwC shall have the right to assign its interest in this Agreement, including without limitations, the licenses granted to PwC herein, without the written consent of Informatica, to any successor in interest to the business unit of PwC primarily responsible for the provision of services contemplated in Section 3 herein ("PwC Successor"), and Informatica shall have the right to assign its interest in this Agreement, including without limitations, the licenses granted to PwC herein, without the written consent of PwC, to any successor in interest to Informatica's business that utilizes the Transferred IP. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               12.3 This Agreement shall be governed by and construed under the laws of the State of Delaware (excluding rules governing conflicts of laws).

               12.4 This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               12.5 The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               12.6 All notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when received when sent by facsimile, with a confirmation receipt, at the address and number set forth below; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.

        If to Informatica:

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

               Diaz H. Nesamoney
               Informatica Corporation
               3350 West Bayshore Blvd.
               Palo Alto, California 94303
               Facsimile: (650) 687-0400

        With a copy to:

               David C.Wilson, Esq.
               Morrison & Foerster LLP
               755 Page Mill Road
               Palo Alto, California 94304
               Facsimile: (650) 494-0792

        If to PwC:

                  Michael Schroeck
                  PricewaterhouseCoopers LLP
                  9399 West Higgins Road, Suite 1100
                  Rosemont, Illinois 60018
                  Facsimile - 847-685-4099

              With a copy to:

                  Robert R. Glatz
                  PricewaterhouseCoopers LLP
                  800 Market Street
                  St. Louis, Missouri 63101
                  Fax: (314) 206-8562

              and:

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                  Office of General Counsel
                  PricewaterhouseCoopers LLP
                  1301 Avenue of the Americas, 7th Floor
                  New York, New York 10019
                  Fax: (212) 790-6772

        Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 12.6 by giving the other party written notice of the new address in the manner set forth above.

               12.7 Each party shall bear its own expenses in connection with the negotiation, execution and delivery of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               12.8 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

               12.9 THE SALE OF THE SECURITIES THAT ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

               12.10 This Agreement, the Exhibits hereto and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

               12.11 The parties agree that they will not, directly or indirectly, without the prior written consent of the other party, use for purposes of advertisements, news releases, promotions or publicity or otherwise, each other's name or the name of any of the other party's shareholders, partners, subsidiaries or affiliates. Neither party shall issue a press

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

release concerning the transactions contemplated by this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld or delayed. The foregoing shall not prevent either party from making any legally required disclosures.

               12.12 Termination. In the event the Closing does not occur on or before April 3, 2000, either party may terminate this Agreement, without liability to the other party, by written notice to the other party.

               12.13 PwC agrees that it shall at any time and from time to time, upon the reasonable request of Informatica, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any further documentation as may be reasonably required to confirm the licenses granted to Informatica and its successors and assigns herein or to aid or assist Informatica or its successors and assigns in enforcing its respective rights in and to, the licenses granted to Informatica and its successors and assigns herein. Informatica agrees that it shall at any time and from time to time, upon the reasonable request of PwC, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any further documentation as may be reasonably required to confirm the licenses granted to PwC and its successors and assigns herein or to aid or assist PwC or its successors and assigns in enforcing its respective rights in and to, the licenses granted to PwC and its successors and assigns herein.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

INFORMATICA CORPORATION                     PRICEWATERHOUSECOOPERS LLP

By:                                         By:
           -------------------------                  --------------------------
Name:      Earl E. Fry                                Name: Robert R. Glatz

Title:                                      Title:
           -------------------------                  --------------------------

Address:   3350 West Bayshore Blvd.         Address:  9399 West Higgins Road
           Palo Alto, CA 94303                        Rosemont, IL 60018
Phone:     (650) 687-6200                   Phone:
Facsimile: (650) 687-0040                   Facsimile:

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                     Exhibit A-1

                    Transferred IP - Q-Manufacturing

Q-Manufacturing - Q-Manufacturing including the "* * * ," "* * * ," "* * * ," and the "* * *," the source code, the object code, and all documentation relating solely thereto, whether in written or electronic form, as currently developed or under development as of the Closing, and all of the intangible assets of PwC which relate solely to Q-Manufacturing, as they exist as of the Closing, including, without limitation, the following: all patent rights, copyrights, trademarks and the goodwill associated therewith, tradenames and service marks, including without limitation, the names "Q-Manufacturing," "* * * ," "* * * ," "* * * ," "* * * ," and all registrations and applications for the foregoing; algorithms, trade secrets, product related artwork, know-how, show how, discoveries, processes, methodology (including without limitation, data warehousing and data marting methodologies), devices, prototypes, improvements, ideas, confidential or proprietary technical information, designs, processes, compositions, "work for hire" (including computer programs and written graphics materials), research in progress, inventions and invention disclosures, drawings, schematics, blueprints, flow sheets, models, data, slogans, any derivative works, translations, adaptations and combinations of the above and claims of infringement against third parties; all of which whether or not protectable under United States patent, copyright, trade secret, or any other law.

Q-Manufacturing trademark application/registration - 806-019-2.

The Q-Manufacturing IP shall also include the following to the extent they relate solely to Q-Manufacturing:

"Q" Back-End:

    * * *
    * * *
    * * *
    * * *
    * * *
    * * *
    * * *

Front-End Q Web:

    All Application Installation Files developed by PwC which relate solely to Q-Manufacturing- html, javascript and ASP files, as well as other custom files needed to be installed on the * * * , such as custom * * * and * * * files * * * source code developed by PwC for * * * * * * developed by PwC - project metadata , including metrics, dimensions and attributes, developed by PwC

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

    * * * developed by PwC- definitions for * * * reports * * * developed by PwC

Front-End Q Client Server: (Old "Q" version)

    Installation Source Code
    Installation Routine
    Application Source Code - Visual Basic source code
    Application Documentation
    * * * developed by PwC- project metadata , including metrics, dimensions and attributes, developed by PwC * * * - definitions needed of Q Reports and * *
    * metadata

Sales and Marketing materials developed by PwC relating solely to Q-Manufacturing:

    Pricing
    What is "Q"
    Demo CD
    Powerpoints

Notwithstanding any reference or other language included herein, PwC is only transferring intellectual property which PwC owns and has the right to transfer. PwC is not transferring any intellectual property of any third party, including without limitation, any vendors.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                     Exhibit A-2

                              Transferred IP - HR


HR DATA WAREHOUSING TECHNOLOGY INVENTORY AS FOLLOWS:

                                     * * *

 * * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                       Exhibit B

                          Registration Rights Agreement

See attached.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                       Exhibit C

             Employees Offered Employment with Informatica

* * *
* * *
* * *
* * *
* * *
* * *

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                       Exhibit D

                              Terms and Conditions

See attached.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                       Exhibit E

                          Assumed Obligations

All obligations relating to the unperformed balance of the License Agreement between PwC and Western Digital Corporation dated December 7, 1999 to the extent such obligations are applicable to periods subsequent to the Closing Date, other than PwC indemnification obligations under Section 4 of the License Agreement with respect to the named users authorized by PwC prior to the Closing.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                       Exhibit F

                           Joint Marketing Obligations

Informatica and PwC will issue joint press release announcing the partnership within 15 working days of the close of the transaction.

Informatica and PwC will jointly brief analysts and the press as appropriate per a timeline to be developed by Informatica and approved by PwC

Informatica will assign training personnel to train PwC consultants on the Informatica products. PwC will provide the facilities and organize for training of groups of consultants as appropriate. It is expected that at least 300 consultants will be trained over the next two years.

PwC will install Informatica Analytic Application products at their centers of excellence and provide access and training material to PwC consultants. The products will be set up for customer and prospect demos.

PwC and Informatica will create joint seminars to educate customers and prospects on the Informatica products and PwC services.

PwC and Informatica will collaborate to create white papers, solutions papers and other marketing collateral for combined offering.

PwC and Informatica will collaborate to develop and market customer references for the products and services offered as a result of this partnership.

* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.

                                                                       Exhibit G

             Licenses and Rights Relating to Transferred IP

License Agreement between PwC and Western Digital Corporation dated December 7, 1999.


* * * purchased a 200 user license of "Q" version 1. PwC had a time and materials Agreement for supporting "Q" through January 2000.


* * * Represents confidential information for which Informatica Corporation is seeking confidential treatment with the Securities and Exchange Commission.